SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2007

SUSSEX BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	0-29030	22-3475473
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Munsonhurst Road
Franklin, New Jersey		07416
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code  (973) 827-2914

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 28, 2007, the Registrant, through its subsidiary Sussex Capital Trust II, issued $12.5 million in trust preferred securities on a privately placed basis at a floating rate equal to three-month LIBOR plus 144 basis points.  The initial interest rate is 6.80% and is reset quarterly.  The Registrant issued a comparable amount of junior subordinated debentures to its subsidiary, and guaranteed the obligations of the subsidiary.  The trust preferred securities and debentures mature on September 15, 2037 and are callable any time after September 15, 2012 or upon a change in the tax or regulatory capital treatment of the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUSSEX BANCORP
(Registrant)

Dated: July 3, 2007	By:	/s/ Candace A. Leatham
CANDACE A. LEATHAM
Executive Vice President and
Chief Financial Officer